                                   FORM 8-A/A



                                AMENDMENT NO. 1


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ---------------------
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                             ---------------------

                                 ACKEEOX CORP.
             (Exact name of registrant as specified in its charter)

                FLORIDA                       65-1047681
        (State of incorporation            (I.R.S. Employer
            or organization)                Identification
                                                 No.)

       2835 NORTH MILITARY TRAIL                33409
        WEST PALM BEACH, FLORIDA              (Zip Code)
(Address of principal executive offices)

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS      NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
-------------------  --------------------------------------
  Not Applicable                 Not Applicable

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

 Securities Act registration statement file number to which this form relates:
                                   333-54116

       Securities to be registered pursuant to Section 12(g) of the Act:

               UNITS, CONSISTING OF ONE SHARE OF COMMON STOCK AND
               ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK
            --------------------------------------------------------
                                (Title of class)

      SHARES OF COMMON STOCK UNDERLYING THE WARRANTS INCLUDED IN THE UNITS
  ---------------------------------------------------------------------------
                                (Title of class)

                                Page 1 of 3 Pages
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


     The description of the Registrant's Units and Common Stock is set forth under the caption "Description of Securities" in the prospectus included in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-54116), which is hereby incorporated by this reference.


ITEM 2.  EXHIBITS.*


3.1  --   Articles of Incorporation of Registrant

3.2  --   Bylaws of Registrant

4.1  --   Form of Specimen Common Stock Certificate

4.3  --   Form of Specimen Warrant Certificate

4.4  --   Form of Specimen Unit Certificate of Registrant

---------------


* Each of the Exhibits is filed as an Exhibit with the corresponding Exhibit number to the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-54116), and incorporated herein by reference.


                                Page 2 of 3 Pages
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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                ACKEEOX CORP.
                                                (Registrant)

Dated: August 2, 2001                           By: /s/ JEROLD H. KRITCHMAN

-----------------------------------------------------
                                                    Jerold H. Kritchman,
President


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